Exhibit No. 10(b)


    TRUST AGREEMENT, hereinafter referred to as the "Agreement", made as of July 1, 1994, by and between Liz Claiborne, Inc., hereinafter referred to as the "Company", a corporation, having its principal place of business in New York, New York, and IDS Trust Company, hereinafter referred to as the "Trustee", a Minnesota corporation, having its principal place of business in Minneapolis, Minnesota.


                      W I T N E S S E T H:


    WHEREAS, the Company has heretofore adopted the Liz Claiborne Savings Plan, as from time to time in effect (hereinafter referred to as the "Plan"), which provides for the establishment of a trust intended to be part of the Plan and to be exempt from tax pursuant to Section 501(a) of the Code, and into which the Company shall pay the contributions as provided in the Plan; and


    WHEREAS, the Trustee has consented to act as Trustee of such trust (the "Trust"), effective July 1, 1994.


    WHEREAS, the Company has appointed a Committee to direct, manage and administer the Plan and the Committee has appointed a Recordkeeper to perform such administrative functions as the Committee may determine from time to time, including the processing of contribution elections, distributions, loans, investment elec-tions and Beneficiary designations under the terms of the Plan; and


    NOW, THEREFORE, the Company and the Trustee agree as follows:


    Section 1. Establishment of Trust Fund. The Company hereby establishes with the Trustee, pursuant to the Plan and as a part thereof, a Trust consisting of such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee, and the earnings and profits thereon, less the payments which shall have been made by the Trustee, to the extent authorized herein. Such assets shall be referred to herein as the Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement and, to the extent that the Fund is invested in collective funds maintained pursuant to the "1993 Amended and Restated Declaration of Trust - IDS Trust Collective Funds for Employee Benefit Trusts", as amended from time to time (hereinafter referred to as the "Declaration of Trust"), the terms of such Declaration of Trust to the extent not inconsistent herewith. Said Declaration of Trust is hereby made a part of this Agreement. At no time shall any part of the corpus or income of the Fund be used for or diverted to purposes other than for the exclusive benefit of Members of the Plan and their beneficiaries. Capitalized terms shall have the meaning prescribed in the Plan unless otherwise defined herein.


    Section 2. Duties of Trustee. It shall be the duty of the Trustee (a) to hold, to invest and to reinvest the Fund as the Committee may direct (including pursuant to the directions of each Member, or Beneficiary, provided to the Recordkeeper directly by such Member, in which case the Member shall be a named fiduciary of the Plan with respect to the control and management of the portion of the Fund over which he may exercise such investment discretion), and (b) to make payments and distributions in cash or in shares of common stock of the Company from the Fund as the Committee may direct, including when the Committee, or the Recordkeeper to the extent authorized by the Committee, shall so direct, payments to the Members or their beneficiaries under the Plan. Such directions need not specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose of such payments or for the administration of the Plan. The Trustee shall be under no duty to enforce payment of any contri-bution and shall not be responsible for the adequacy of the Fund to meet and discharge any liabilities under the Plan.


    Voting of Company Stock. Before each annual or special meeting of the stockholders of the Company, or in connection with a tender or exchange offer for common stock of the Company, the Trustee shall inform the transfer agent of the Company or such individual or entity as may be selected by the Committee (hereinafter referred to as the "Transfer Agent") as to which Members for whose account the Trustee holds shares of stock of Liz Claiborne, Inc. or any successor thereof by merger, consolidation or otherwise. The Transfer Agent shall then furnish to each such Member a copy of the solicitation material in connection with such meeting or tender or exchange offer, as the case may be, which material shall include a document which the Member can use to indicate confidential instructions as to how the stock allocated to the Member's account is to be voted, in the case of a meeting, or disposed of, in the case of a transfer or exchange offer. The Transfer Agent shall tabulate such instructions from the Members of the Plan and advise the Trustee as to how such shares for which the Transfer Agent has received instructions should be voted, tendered or exchanged. The directing Member, and not the Trustee or the Transfer Agent, shall be the named fiduciary under ERISA in connec-tion with any such direction provided by the Member. Upon receipt of such instruction from the Transfer Agent, the Trustee shall vote or tender or exchange the stock, as the case may be, as instructed. Shares of common stock of the Company as to which no instructions from the Member are received by the Transfer Agent shall be voted by the Trustee in proportion to the instructions received from Members (as tabulated by the Transfer Agent) for shares credited to their accounts under the Plan. The Trustee shall not tender or exchange shares of the Company's common stock in a tender or ex-change offer for which no instructions are received from the Transfer Agent. The Trustee shall hold the instructions so received in strictest confidence and shall not divulge or release such instructions to any person, including officers or employees of the Company or any affiliates of the Company.


    Section 3. Standards; Prudent Person Rule. The Trustee shall, in discharging its duties, act solely in the interests of the Members and Beneficiaries of the Plan. It will act exclusively for the purpose of providing benefits to Members and Beneficiaries and for defraying the reasonable expenses of the Plan. The Trustee shall carry out its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and by acting in accordance with the provisions of this Agreement to the extent that the provisions hereof are consistent with the provisions of ERISA.


    Section 4. Investment of Trust Fund. The Committee shall direct the investment of the Fund assets or shall appoint an Investment Manager(s) (as defined in Section 3(38) of ERISA) to direct the investment of all or a portion of the Fund assets.
    (a) The Trustee shall, having regard for the cash require-ments of the Plan as stated to it by the Committee (or the Recordkeeper to the extent authorized by the Committee) from time to time, invest and reinvest the principal and income of the Fund and keep the Fund invested, without distinction between principal and income, as directed by the Committee or the Investment Manager, in any and all common shares, preferred shares, common trust funds of the Trustee, variable notes, bonds, savings accounts, certifi-cates of deposit, notes, debentures, options, mortgages, equipment trust certificates, and in such other property, real or personal, investments and securities of any kind, class or character as the Committee may deem suitable for the Fund; provided, however, that unless otherwise directed by the Committee, the Trustee, in accordance with the Pooled Company Stock Services Agreement for the Liz Claiborne Company Stock Fund, shall determine the times and prices at which and the quantities in which all acquisitions and dispositions of Company stock shall be made and shall select the brokers and dealers through and from which all such transactions shall be executed. The Trustee may keep such portion of the Fund in cash or cash balances as the Committee shall from time to time specify is necessary to meet the Committee's directions or, to the extent authorized by the Committee, the Recordkeeper's directions, of the payments of moneys from the Fund;


(b) The Trustee is specifically authorized and empowered to invest and reinvest, as directed by the Committee or the Members, all or any part of the cash and other property held hereunder in such common or collective or pooled or commingled investment fund selected by the Committee (or the Member) established by IDS Trust Company under the Declaration of Trust or in mutual funds established by IDS Trust Company or its affiliates (provided such transaction does not constitute a prohibited transaction under ERISA for which no exemption exists).


    Section 5.   Powers of the Trustee.  (a)   In addition to all
other powers and authorities elsewhere in this Agreement specifically granted to the Trustee, the Trustee shall have the following powers and authority, to be exercised in its sole discretion:
    (i)To keep any or all securities or other property in the name of a nominee with or without power of attorney for a transfer or in its own name without disclosing its fiduciary capacity, or in bearer or book entry form; provided, however, that the books and records of the Trustee shall at all times show that all such investments are part of the Fund;
    (ii) To make, execute, acknowledge and deliver any and all instruments deemed necessary or appropriate to carry out the powers herein granted;
    (iii) To employ suitable agents, including, but not limited to, auditors, actuaries, accountants, and legal and other counsel, and to pay, with the consent of the Committee, their reasonable expenses and reasonable compensation for services to the Trust from the Fund; and
    (iv) To settle securities trades through a securities depository that utilizes an institutional delivery system, in which event the Trustee may deliver or receive securities in accordance with appropriate trade reports or statements given to the Trustee by such depository.


(b) The Trustee shall exercise the following powers upon the direction of the Committee or an Investment Manager designated by the Committee:

(i) To invest and reinvest Fund assets in common stocks, preferred stocks, bonds, notes, debentures, mortgages, insurance policies, commercial paper, individual or group annuity contracts, fixed income contracts, fixed time deposits, money market instruments, mutual funds, collective investment funds, pooled investment funds, common investment funds, commingled investment funds or other in-vestments including investments offered by the Trustee or its affiliates;
    (ii) To invest and reinvest in stocks and other securities issued by the Company or any subsidiary or affiliate thereof; provided that any such investment shall conform with the requirements of ERISA;
    (iii) To exercise any or all conversion and subscription rights with respect to properties held in the Fund;
    (iv) To hold cash uninvested and unproductive of income or deposit same with any banking or savings institution, including its own banking department or the banking department of an affiliate;
    (v)To invest Fund assets in loans to Members of the Plan, as directed by the Committee or the Recordkeeper to the extent authorized by the Committee;
    (vi) To compromise, accept or otherwise settle any claim by or against the Fund or disputed liabilities due to or from the Trustee with respect to the Fund, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings; and

(vii) To deliver or cause to be executed and delivered, to the Committee or the designated Investment Manager, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to investments held hereunder. Except for those Fund assets for which IDS Trust Company is the Investment Manager and for common stock of the Company pursuant to Section 2, the Trustee shall vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder only in accordance with the timely written instructions of the Committee. If no such written instructions are received, such proxies, elections and voting trust votes shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations or sales shall not be joined, dissented from or opposed.


The Company may assign to the Members the right to vote proxies or exercise other rights of ownership with respect to any asset held hereunder. To the extent the right to vote or other incidents of ownership are vested in whole or in part in the Members, the Trustee shall act in this regard only in accordance with the timely written instructions received from the Members. For this purpose, each Member shall act as the Named Fiduciary, as defined in ERISA, in providing direction to the Trustee.


    (c)Upon the direction of the Committee, the Trustee shall exercise the power to borrow money for purposes of this Trust upon such terms and conditions as appropriate, and to obligate the Fund for repayment.


    Section 6.   Prohibited Transactions.  Except as provided in
Section 408 of ERISA, the Trustee shall not cause the Plan and the Trust to engage in a transaction if it knows that such a transaction is a "prohibited transaction" under Section 406 of ERISA for which there is no exemption.


    Section 7. Trustee Compensation, Taxes and Expenses. All brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Fund, all reasonable expenses (other than fees for legal services rendered to the Trustee) incurred in connection with the acquisition or holding of real or personal property, any interest therein or mortgage thereon, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Fund, shall be paid from the Fund, and, until paid, shall constitute a charge upon the Fund. All other reasonable admin-istration expenses incurred by the Trustee in the performance of its duties including reasonable fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon from time to time between the Company and the Trustee and evidenced by a writing signed by an officer of the Company, and all other proper charges and disbursements of the Trustee shall be paid by the Fund unless paid by the Company.


    Section 8.   Accounting.   (a)  The Trustee shall keep accu-
rate and detailed accounts of all investments, receipts and disbursements, and all such accounts and books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Committee. Within a reasonable time following the close of a Plan Year, and within a reasonable time following the resignation or removal of the Trustee as provided for in Section 11, and within a reasonable time following the completion of the application or distribution of the Fund upon termination of the Plan as provided in Section 12 of this Agreement, the Trustee shall file with the Committee a written account setting forth all investments, receipts and disbursements effected by it during such year or during the period from the closing date of such resignation or removal to the date of such completion of application or distribution of funds and certified as to the accuracy of the information set forth therein. Each such account shall set forth in summary form the receipts and dis-bursements of the Trustee for the period accounted for and shall include a description of all securities and property purchased and sold during the period accounted for and the cost or proceeds of sale thereof, and shall show all cash, securities and other property held at the end of such period, and the cost and then market value of each item thereof. Each account shall be open to inspection during business hours by the Company or the Committee, or any person designated by the Company or Committee, for a reasonable period of time following the date on which the account is filed with the Company or the Committee. The written approval by the Company or the Committee of any account filed by the Trustee with the Company or the Committee shall forever release and discharge the Trustee from any liability or accountability to anyone as respects the propriety of its acts or transactions shown in such account, with the exception of acts or transactions as to which the Company or Committee shall have filed written objections with the Trustee or of liabilities provided by ERISA or by provi-sion of other applicable law.


    (b)The Trustee shall submit to the Committee monthly a statement of cash receipts and disbursements and a list of the assets held in the Fund. The Committee and the Company shall fulfill any reporting and disclosure obligations related to the Fund which are imposed on the Committee and the Company by ERISA or by any other similar state or federal law.


    (c)Nothing herein contained shall be construed as depriving the Trustee of the right to have a judicial settlement of its accounts. Upon any proceedings by the Trustee for a judicial settlement of its accounts or for instructions, the only necessary parties hereto in addition to the Trustee shall be the Company and the Committee. None of the Members and other beneficiaries referred to in the Plan, or the Recordkeeper shall have any right to compel accounting, judicial or otherwise, by the Trustee.


    Section 9. Bonding. The Trustee and each member of the Committee and every person who handles funds or other property of the Plan shall be bonded in the manner and to the extent required by the provisions of Section 412 of ERISA.


    Section 10. Reliance by Trustee. (a) All requests, directions, requisitions for moneys, certifications and instructions by the Committee, or the Recordkeeper to the extent authorized by the Committee, to the Trustee, subject to the provisions of the Plan and this Agreement, shall be in writing and shall be signed by a member of such Committee, or by such person appointed by the Committee, as may be designated from time to time by such Committee, or by the Recordkeeper, and the Trustee shall act and shall be fully protected in acting in accordance with such requests, directions, requisitions, certifications and instruc-tions. The Company shall promptly furnish to the Trustee from time to time certificates of an officer of the Company evidencing the appointment and termination of office of the members of the Committee and the Committee shall likewise furnish certificates evidencing designation of any other person or persons authorized to act on behalf of the Committee, together with specimens of their signatures, and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon the identity and authority of the Chairman and Secretary and members constituting the Committee and of such other person or persons as disclosed by the most current of such certificates received by the Trustee.


    (b)It shall be the duty of the Trustee to act strictly in accordance with the directions of the Committee and the directions of the Recordkeeper to the extent authorized by the Committee, as provided in the Plan and in this Agreement. The Trustee shall be under no duty to question any direction of the Committee to the extent permitted by law. The Trustee shall not be liable for any loss of any kind which may result by reason of any action taken by the Trustee in accordance with any direction of the Committee or any direction of the Recordkeeper authorized by the Committee or by reason of the Trustee's failure to exercise any of such powers because of the failure of the Committee to give the required direc-tion. The responsibility and liability of the Trustee for all actions taken in good faith and in accordance with the provisions hereunder shall be governed solely by the terms of this Agreement, and no implied covenant or obligation shall be read into this Agreement against the Trustee.


    (c)If a dispute arises as to who is entitled to or should receive any distribution from the Fund, the Trustee may withhold, or cause the withholding of, such distribution until the dispute has been resolved. In the event that any distribution ordered by the Committee or the Recordkeeper shall be mailed by the Trustee by registered mail, directed to the person specified in such order at the latest address of such person filed with the Committee or the Recordkeeper, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Committee of such return. Upon the expiration of sixty (60) days after such notification such order shall become void, and unless and until a further order of the Committee is received by the Trustee with respect to such distribution, the Trust shall thereafter continue to administer the Fund as if such order had not been made by the Committee.


    Section 11. Resignation or Removal. The Trustee may be removed by the Board of Directors of the Company at any time upon 60 days' notice in writing to the Trustee (or such shorter period of notice as the Trustee and the Company shall agree to in writing). The Trustee may resign at any time upon 60 days' notice in writing to the Company (or such shorter period of notice as the Trustee and the Company shall agree to in writing). In the event of such removal or resignation of the Trustee, the Committee shall designate one or more successor trustees to act hereunder on and after the effective date of such removal or resignation. Such successor trustee or trustees, as the case may be, shall have the same powers and duties as those herein conferred upon the Trustee. Upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the fund and properties then constituting the Fund.


    Section 12. Amendment and Termination. The Company reserves the right, at any time and from time to time, by instrument in writing executed pursuant to authorization by its Board of Directors, or by the Committee pursuant to section 13.3 of the Plan, (a) to modify or amend in whole or in part any or all of the provisions of the Plan or the Trust herein created or (b) to terminate the Plan or the Trust herein created; provided, however, that (1) no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without the Trustee's consent; (2) that no termination, modification, or amendment may permit, at any time, any part of the Fund to be used for or diverted to purposes other than for the benefit of the Members and other Beneficiaries referred to in the Plan; and (3) that no reduction in credits to a Member may occur as a result of such termination, modification or amendment. In the event of termination of the Plan, the Trustee shall, subject to the foregoing, apply or distribute the Fund in accordance with the instructions of the Company, provided such instructions are in accordance with the provisions of ERISA. If within a reasonable time after receipt of notice of such termination the Trustee shall not have received written instructions from the Company with respect to such application or distribution of the Fund, the Trustee may, in its discretion, (A) proceed to apply or distribute such Fund in accordance with the Plan; or (B) seek instructions from a court of competent jurisdiction.


    Section 13. Segregation of Fund at Company's Discretion. The Committee may at any time direct the Trustee to segregate and set apart a portion of the Fund as a separate trust fund for the exclusive benefit of any Member or group of Members and their Beneficiaries to be held under a separate agreement of trust substantially identical with this Agreement. In such event the selection of the particular assets so to be segregated shall be made by the Committee and the Trustee shall segregate such assets in accordance with the written order of the Committee.





    Section 14. Alienation of Benefits. Except as may be other-wise required by law, no benefit, distribution or payment under the Plan may be anticipated, assigned (either at law or in equity) or subject to attachment, garnishment, levy, execution or other legal or equitable process.


    Section 15. Succession. Subject to Section 22, the Plan and the Trust herein created shall be binding upon, and the powers herein granted to the Company and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Company and the Trustee.


    Section 16. Acceptance of Trust. The Trustee hereby accepts this Trust and agrees to hold all the cash, securities and other properties now or hereafter constituting the Fund hereunder subject to all the terms and conditions of this Agreement.


    Section 17. Indemnification for Following Direction. The Company will indemnify and hold harmless the Trustee from all loss or liability (including reasonable expenses and reasonable attorneys' fees) to which the Trustee is subject by reason of any acts taken in good faith in accordance with proper directions or instructions from the Company or Committee, or acts omitted in good faith due to absence of directions from the Company or Committee, unless such loss or liability is due to the Trustee's negligence or willful misconduct. The Trustee is entitled to collect on the indemnity provided by this Section 17 only from the Company, and is not entitled to any direct or indirect indemnity payment from assets of the Fund. This Section 17 shall survive the termination of this Trust until such time as the final account of the Trustee shall have been approved in accordance with Section 8(a).


    Section 18.   Limitation of Liability of Trustee.


    (a)The Company hereby agrees to hold the Trustee harmless from and against all taxes, reasonable expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by the Trustee as a result of any act or omission of a predecessor trustee.


    (b)The Trustee is not responsible for determining the adequacy of the Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Fund in excess of the assets of the Fund.


    Section 19. Undertaking for Costs. The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder, or in the exercises of any of its rights or powers as Trustee. In the event that the Trustee must commence or defend any action, administrative, judicial or otherwise on behalf of the Plan or Trust, the Trustee may retain professionals including legal or financial advisors to represent the Trustee in its capacity as professionals including legal or financial advisors to represent the Trustee in its capacity as Trustee hereunder. In the event the Company does not pay for the reasonable costs to retain such professionals within ninety (90) days after becoming due, such reasonable costs may be withdrawn from the Fund.


    Section 20. Necessary Parties to Legal Actions. Except as required by Section 502(h) of ERISA, only the Company, the Committee and the Trustee will be considered necessary parties in a legal action or proceeding with respect to the Fund, and no Member, Beneficiary or other person having an interest in the Fund will be entitled to notice. Any judgment entered on any such action or proceeding will be binding on all persons claiming under the Fund. Nothing in this Section is intended to preclude a Member or Beneficiary from enforcing his legal rights.


    Section 21. Receipt of Contributions. The Trustee shall receive and hold as part of the Fund such assets of the Plan as may be transferred to it from time to time and any contributions to the Plan made to the Fund from time to time. The Trustee shall not be required to determine that any contributions are in compliance with the Plan and shall be accountable only for the funds actually received by it. In the case of assets transferred from another trustee, the Trustee shall not be responsible for any actions or inaction of such trustee.


    Section 22. Assignment by Trustee. No assignment (as defined in the Investment Advisors Act of 1940) of this Trust shall be made by the Trustee without the written consent of the Board of Directors of the Company; provided, however, that the Trustee may assign this Trust to the parent company of the Trustee or to a wholly-owned subsidiary of such parent company if such company is organized and chartered as a trust company and if the Trustee first gives the Company forty-five (45) days advance notice of such assignment and the Company does not object in writing within such forty-five day period.


    Section 23. Governing Law. This Agreement will be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the State of Minnesota.


    Section 24.   Headings.  The headings of Sections in this
Agreement are included solely for convenience of reference, and if there be any conflict between such headings and the text hereof, the text shall control.


    Section 25. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.
    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested as of the day and year first above-written.



    Liz Claiborne, Inc.



ATTEST:
    BY: Jerome A. Chazen



Roberta S. Karp



IDS Trust Company



ATTEST:
BY:Darryl G. Horsman



Cheri J. Capistrant